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                                                         EXHIBIT NO. EX-99.h.4.e

                              AMENDED AND RESTATED
                             FEE WAIVER AND EXPENSE
                              ASSUMPTION AGREEMENT


         AMENDED AND RESTATED AGREEMENT made this ____ day of May, 2002, between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), on behalf of certain portfolios of the Fund, as listed on Schedule A of this Agreement (each a "Portfolio" and together, the "Portfolios"), and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation ("DFA"), amending and restating the Agreement dated July 27, 2001, as amended on September 24, 2001.

         WHEREAS, DFA has entered into Administration Agreements with the Fund, pursuant to which DFA provides various administrative and other services for the Portfolios, and for which DFA is compensated based on the average net assets of such Portfolios; and

         WHEREAS, the Fund and DFA have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to limit the expenses of those Portfolios of the Fund listed on Schedule A of this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. FEE WAIVER AND EXPENSE ASSUMPTION BY DFA. DFA agrees to reduce all or a portion of its administration fee for each Portfolio listed on Schedule A, and if necessary (for each Portfolio other than the Enhanced U.S. Large Company Portfolio), to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended) of each such Portfolio, such fee waiver and assumption of expenses as detailed on Schedule A of this Agreement, to the extent necessary to limit the annualized expenses of each Portfolio to the rate reflected in Schedule A of this Agreement for each Portfolio ("Annualized Expense Ratio").

         2. DUTY TO REIMBURSE DFA. If, at any time, a Portfolio's annualized expenses are less than the Annualized Expense Ratio listed on Schedule A of this Agreement, the Fund, on behalf of a Portfolio, shall reimburse DFA for any fees previously waived and/or expenses previously assumed to the extent that the amount of such reimbursement does not cause the Portfolio's Annualized Expense Ratio to exceed the limit on Schedule A of this Agreement. There shall be no obligation of the Fund, on behalf of a Portfolio, to reimburse DFA for waived fees or expenses that were assumed by DFA more than thirty-six months prior to the date of any such reimbursement.

         3. ASSIGNMENT. No assignment of this Agreement shall be made by DFA without the prior consent of the Fund.

         4. DURATION AND TERMINATION. This Agreement shall continue in effect for a Portfolio for a period of one year from the date of its effectiveness for that Portfolio, and shall continue in effect from year to year thereafter for each Portfolio, unless and

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                  until the Fund or DFA notifies the other party to the
                  Agreement, at least thirty days prior to the end of the one-year period for a Portfolio, of its intention to terminate the Agreement for a Portfolio. This Agreement shall automatically terminate, with respect to a Portfolio, upon the termination of the Administration Agreement between DFA and the Fund, on behalf of such Portfolio.

         5. EFFECTIVE DATES. This Agreement shall become effective for each Portfolio on the dates listed below:

                  PORTFOLIO                                                             EFFECTIVE DATE
                  ---------                                                             --------------
                  U.S. Large Company Portfolio                                          April 1, 2002
                  Enhanced U.S. Large Company Portfolio                                 April 1, 2002
                  U.S. Small XM Value Portfolio                                         April 1, 2002
                  International Small Company Portfolio                                 April 1, 2002
                  Japanese Small Company Portfolio                                      April 1, 2002
                  United Kingdom Small Company Portfolio                                April 1, 2002
                  Continental Small Company Portfolio                                   April 1, 2002
                  Pacific Rim Small Company Portfolio                                   April 1, 2002
                  Emerging Markets Portfolio                                            April 1, 2002
                  LD U.S. Marketwide Portfolio                                          September 8, 2001
                  HD U.S. Marketwide Portfolio                                          September 8, 2001
                  Tax-Managed U.S. Equity Portfolio
                    (formerly, Tax Managed U.S. Marketwide Portfolio)                   September 24, 2001

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.


DFA INVESTMENT DIMENSIONS GROUP INC.                         DIMENSIONAL FUND ADVISORS INC.

By:                                                          By:
   ----------------------------                                  -----------------------

Name:  Michael T. Scardina                                   Name:  Catherine L. Newell
      -------------------------                                    ------------------------------

         Vice President and
Title:   Chief Financial Officer                             Title:  Vice President and Secretary
       -------------------------                                     ----------------------------

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                                   SCHEDULE A


                                                                                   ANNUALIZED EXPENSE RATIO
                                                                                      (AS A PERCENTAGE OF
PORTFOLIO                                                                             AVERAGE NET ASSETS)
--------                                                                           ------------------------
U.S. LARGE COMPANY PORTFOLIO                                                                  0.15% *
ENHANCED U.S. LARGE COMPANY PORTFOLIO                                                         0.45% **
U.S. SMALL XM VALUE PORTFOLIO                                                                 0.50% *
INTERNATIONAL SMALL COMPANY PORTFOLIO                                                         0.45% ***
JAPANESE SMALL COMPANY PORTFOLIO                                                              0.47% ***
UNITED KINGDOM SMALL COMPANY PORTFOLIO                                                        0.47% ***
CONTINENTAL SMALL COMPANY PORTFOLIO                                                           0.47% ***
PACIFIC RIM SMALL COMPANY PORTFOLIO                                                           0.47% ***
EMERGING MARKETS PORTFOLIO                                                                    1.00% *
LD U.S. MARKETWIDE PORTFOLIO                                                                  0.30% ****
HD U.S. MARKETWIDE PORTFOLIO                                                                  0.30% ****
TAX-MANAGED U.S. EQUITY PORTFOLIO
  (FORMERLY, TAX-MANAGED U.S. MARKETWIDE PORTFOLIO)                                           0.25% ****

* FOR EACH OF THESE PORTFOLIOS, DFA HAS AGREED TO WAIVE ITS ADMINISTRATION FEE AND TO ASSUME THE PORTFOLIO'S DIRECT AND INDIRECT EXPENSES (INCLUDING THE EXPENSES THE PORTFOLIO BEARS AS A SHAREHOLDER OF ITS MASTER FUND) TO THE EXTENT NECESSARY TO LIMIT THE PORTFOLIO'S EXPENSES TO THE RATE LISTED ABOVE FOR SUCH PORTFOLIO.

** FOR THE ENHANCED U.S. LARGE COMPANY PORTFOLIO, DFA HAS AGREED TO WAIVE ITS ADMINISTRATION FEE TO THE EXTENT NECESSARY TO REDUCE THE PORTFOLIO'S EXPENSES TO THE EXTENT THAT ITS TOTAL DIRECT AND INDIRECT EXPENSES (INCLUDING THE EXPENSES THE PORTFOLIO BEARS AS A SHAREHOLDER OF ITS MASTER FUND) EXCEED THE RATE LISTED ABOVE FOR THE PORTFOLIO.

*** FOR EACH OF THESE PORTFOLIOS, DFA HAS AGREED TO WAIVE ITS ADMINISTRATION FEE AND TO ASSUME THE PORTFOLIO'S OTHER DIRECT EXPENSES TO THE EXTENT NECESSARY TO LIMIT THE PORTFOLIO'S DIRECT EXPENSES TO THE RATE LISTED ABOVE FOR SUCH PORTFOLIO.

**** FOR EACH OF THESE PORTFOLIOS, DFA HAS AGREED TO WAIVE ITS ADMINISTRATION FEE AND TO ASSUME THE PORTFOLIO'S EXPENSES (UP TO THE AMOUNT OF FEES PAID TO DFA BASED ON THE PORTFOLIO'S ASSETS INVESTED IN ITS MASTER FUND) TO THE EXTENT NECESSARY TO REDUCE THE PORTFOLIO'S EXPENSES WHEN ITS TOTAL OPERATING EXPENSES EXCEED THE RATE LISTED ABOVE FOR SUCH PORTFOLIO.


DATED:  SEPTEMBER 24, 2001